Riviera Holdings Corporation
                             2901 Las Vegas Boulevard South
                                   Las Vegas, NV 89109
                           Investor Relations: (800) 362-1460
                                   TRADED: AMEX - RIV
                                   www.theriviera.com








FOR FURTHER INFORMATION:

AT THE COMPANY:                                 INVESTOR RELATIONS CONTACT:
Duane Krohn, Treasurer and CFO                  Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                            (208) 241-3704 Voice
(702) 794-9442 Fax                              (208) 232-5317 Fax
Email:  dkrohn@theriviera.com                   Email:   etruax@aol.com

FOR IMMEDIATE RELEASE:

             RIVIERA REPORTS FOURTH QUARTER 2003 RESULTS

         LAS VEGAS, NV - February 10, 2004 -- Riviera Holdings Corporation (AMEX: RIV) today reported financial results for the fourth quarter ended December 31, 2003. Net revenues for the quarter were $45.4 million, up $1.7 million or 3.9 percent from the fourth quarter of 2002. Adjusted EBITDA was $6.4 million, down $935,000 from the fourth quarter of 2002. Adjusted EBITDA consists of earnings before interest, income taxes, depreciation, amortization, development and project costs, loss on extinguishment of debt and defeasance costs as shown in the reconciliation to net income (loss) in the tables of this release. Income from operations was $118,000, down $2.8 million from the fourth quarter of 2002 due primarily to the $2.4 million of development and project costs, including the New Mexico racino project. The net loss for the quarter was ($6.7 million) or ($1.93) per share compared with a net loss of ($3.9 million) or ($1.13) per share in the fourth quarter of 2002. The development and project costs accounted for ($0.68) per share.

         For the year ended December 31, 2003, net revenues were $190.2 million, up $1.9 million or 1.0 percent from net revenues of $188.3 million a year ago. Adjusted EBITDA was $31.5 million, down $2.1 million from 2002. Income from operations was $12.9 million, down $2.9 million from a year ago. The net loss for the year was ($14.5 million) or ($4.16) per share compared with a net loss of ($24.7 million) or ($7.17) per share in 2002. Fiscal 2002 results were affected by the loss on extinguishment of debt and defeasance interest totaling $13.9 million or ($4.03) per share. Results for 2003 were impacted by ($0.68) per share for development and project costs.

Fourth Quarter 2003 Highlights

o Consolidated revenues increased by 3.9 percent to $45.4 million
o New Mexico racino and other development and project costs of $2.4 million
o Riviera Las Vegas occupancy was 86.5 percent compared with 82.2 percent in the fourth quarter of 2002, ADR (Average Daily Rate) increased $1.20 to $62.31
o Riviera Black Hawk gaming revenues were up 3.7 percent

o Riviera Black Hawk Adjusted EBITDA was adversely affected by the $339,000 in costs relating to the campaign to defeat the racinos at racetracks amendment

Riviera Las Vegas

         Robert Vannucci, President of Riviera Las Vegas, said, "Adjusted EBITDA for the fourth quarter was $4.2 million, down slightly from $4.4 million reported last year. The decline in Adjusted EBITDA is attributable to a lower than normal black jack hold percentage, increased union benefits, and higher health care and energy costs. We are pleased, however, that the positive trend of revenue increase has continued. All departments, except for table games, showed increases. Overall, fourth quarter net revenues increased by $1.3 million, or 3.9 percent over the prior year.

         "Slot win for the fourth quarter increased $797,000 or 8 percent over the prior-year fourth quarter. Convention room nights were up 23.8 percent compared to the fourth quarter of 2002. Room occupancy was 86.5 percent, up 4.3 percentage points from last year. ADR was $62.31, up $1.20 compared to ADR of $61.11 in the fourth quarter of 2002. Total room revenue increased $631,000 or
6.7 percent compared to the prior year. Revenue per available room (RevPar) for the quarter was $53.87 compared with $50.22 last year, a gain of $3.65 or 7.3 percent. The increase in occupied room nights and change in occupancy mix stimulated increases in all revenue centers.

         "The Las Vegas market continues to recover. For 2003, the Las Vegas Convention and Visitors Authority (LVCVA) reports that visitor volumes are up 1 percent from 2002 levels. Citywide hotel occupancy was 89.6 percent compared to
88.8 percent in 2002. Riviera occupancy for the same period was 92.2 percent compared to 89.6 percent in 2002. Citywide convention attendance is up 10.8 percent; California drive in traffic was comparable to 2002, while air passenger counts were up 3.6 percent.

         "The additional convention space at the Las Vegas and Mandalay Bay convention centers has enabled the city to attract and book new conventions that may have had date and exhibit space conflicts in the past. The Riviera's flexibility of meeting space and our proximity to the Las Vegas Convention Center continues to position us to increase our mix of small meetings and conventions, as well as new multi-hotel conventions booked into the Las Vegas Convention Center."

Riviera Black Hawk

         Ron Johnson, President of Riviera Black Hawk, said, "We are very pleased that our gaming revenues were up $410,000 or 3.7 percent during the fourth quarter even though the Black Hawk/Central City market showed a decline in gaming revenues of 2.1 percent over the same period. Total net revenues were also up 3.7 percent or $430,000. Adjusted EBITDA for the fourth quarter was $3.2 million, down $226,000 from last year's fourth quarter. Adjusted EBITDA was negatively impacted by a $339,000 charge relating to our portion of the campaign cost to defeat Amendment 33, which would have authorized slot machines at racetracks in the state of Colorado. Excluding the costs of the successful campaign that defeated Amendment 33, EBIDTA would have been up $113,000 for the quarter or 3.3 percent. Our strong growth in gaming revenues during the quarter enabled us to continue to build market share and provides us with considerable momentum for the coming year."

Consolidated Operations

         William L. Westerman, Chairman of the Board, said, "Although Adjusted EBITDA decreased in the fourth quarter due to a lower than normal hold percentage in Las Vegas, the costs associated with defeating the racino referendum in Colorado, and additional corporate governance costs, we are encouraged that revenues, occupancy and ADR in Las Vegas, and market share in Black Hawk all reported increases for the quarter.

         "While we believe that our proposal for a racino in Hobbs, New Mexico offered the greatest potential benefit to the horsemen and the state's treasury, and regret not having been selected for the project, we are committed to continue to seek opportunities to expand our gaming expertise into other markets. The loss of the New Mexico racino project and write offs of other development and project costs resulted in a $2.4 million charge against operating income for the fourth quarter. In spite of the New Mexico setback, the significant contribution of Black Hawk to our shareholder value reinforces our effort to diversify into new venues. As such, we continue to focus our efforts on the Jefferson County, Missouri project, which is currently in the bidding process."

Conference Call Information

         In conjunction with the release of fourth quarter 2003 financial results, Riviera will broadcast a conference call on Tuesday, February 10, 2004. Investors can listen to the call via the Internet at http://www.firstcallevents.com/service/ajwz397872294gf12.html or http://www.theriviera.com or by dialing 888-857-6932. A rebroadcast of the conference is available through February 13, 2004 by dialing 719-457-0820; pass code 382892.

Safe Harbor Statement:

         The forward-looking statements included in this news release, which reflect management's best judgment based on factors currently known to it, involve risks and uncertainties including expansion objectives and timetables, hotel and casino market conditions, financing requirements, regulatory approvals and other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Report on Form 10-K for December 31, 2002 and Forms 10-Q and 8-K filed during 2003. Actual results may differ materially.

About Riviera Holdings:
         Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange ("AMEX") under the symbol RIV. The Riviera continues its dialogue with AMEX relating to the maintenance of its listing status.


                             --Tables Follow--

Riviera Holdings Corporation
Financial Summary
                             Three Months Ended December 31   Twelve Months Ended December 31
                             ------------------------------    -------------------------------
          ($ in 000s)     2003     2002     Var      %Var   2003     2002      Var    %Var
                          ----     ----     ---      ----   ----     ----      ---    ----
Net Revenues:
Riviera Las Vegas        $ 33,257  $31,998  $ 1,259   3.9%$ 140,963 $ 139,159  $1,804   1.3%
Riviera Black Hawk         12,110   11,680      430   3.7%   49,196    49,133      63   0.1%
                        ----------------------------      ----------------------------
  Total Net Revenues       45,367   43,678    1,689   3.9%  190,159   188,292   1,867   1.0%
Operating Income:
Riviera Las Vegas           1,864    1,503      361  24.0%   12,373    12,235     138   1.1%
Riviera Black Hawk          1,626    1,939    (313) -16.1%    7,377     7,350      27   0.4%
Development and
Project Costs             (2,365)        0  (2,365)         (2,365)         0 (2,365)
Corporate Expenses        (1,007)    (504)    (503)  99.8%  (4,485)   (3,762)   (723) -19.2%
                        ----------------------------      ----------------------------
  Total Operating Income      118    2,938  (2,820)  96.0%   12,900    15,823 (2,923) -18.5%
Adjusted EBITDA:
Riviera Las Vegas           4,202    4,408    (206)  -4.7%   22,678    23,951 (1,273)  -5.3%
Riviera Black Hawk          3,169    3,395    (226)  -6.7%   13,283    13,400   (117)  -0.9%
Corporate Expenses        (1,007)    (504)    (503) -99.8%  (4,485)   (3,762)   (723) -19.2%
                        ----------------------------      ----------------------------
  Total Adjusted EBITDA     6,364    7,299    (935) -12.8%   31,476    33,589 (2,113)  -6.3%

Adjusted EBITDA Margins:
Riviera Las Vegas           12.6%    13.8%                  16.1%      17.2%
Riviera Black Hawk          26.2%    29.1%                  27.0%      27.3%
Consolidated                14.0%    16.7%                  16.6%      17.8%

 Net income (loss)        $(6,705) $ (3,905)              $(14,453)  $(24,722)

Weighted average basic and
diluted shares outstanding  3,478    3,456                  3,474      3,448

Basic and diluted earnings
(loss) per share          $ (1.93)  $ (1.13)               $ (4.16)   $ (7.17)

(1) Corporate expenses increased in 2003 due to a change in the structure of the CEO's compensation and additional professional fees associated with corporate governance
(2) Adjusted EBITDA consists of earnings before interest, income taxes, depreciation, amortization, development and project costs, loss on extinguishment of debt and defeasance costs. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies by certain investors. Management uses property-level Adjusted EBITDA (Adjusted EBITDA before corporate expense) as the primary measure of the Company's business segment properties' performance, including the evaluation of operating personnel. Adjusted EBITDA should not be construed as an alternative to operating income, as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure determined in accordance with generally accepted accounting principles. The Company has significant uses of cash flows, including capital expenditures, interest payments and debt principal repayments, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report Adjusted EBITDA information may calculate Adjusted EBITDA in a different manner than the Company. A reconciliation of Adjusted EBITDA to net income (loss) is included in the financial schedules accompanying this release.

Riviera Holdings Corporation
Reconciliation of Net Income (Loss) to Adjusted EBITDA:

                               Provision
     ($ In 000's)        Net       For    Interest  Operating Development
                       Income    Income   Income &    Income   & Project            Management Adjusted
                       (Loss)     Tax    (Expense)   (Loss)      Costs   Depreciation  Fee     EBITDA
                       -------   -----  -------------------     ------  -------------- ----    ------
 Fourth Quarter 2003:
Riviera Las Vegas    $(2,656)    $4,480     $(40)   $1,864    $ -       $ 2,655     $ (317)     $4,202
Riviera Black Hawk      (394)       -     (2,020)    1,626      -         1,226        317       3,169
Corporate             (3,655)    (4,480)  (4,763)   (3,372)    2,365       -            -       (1,007)
                      -------    -------  -------  ---------   ------     ----         ----     -------
                     $(6,705)    $  -    $(6,823)    $ 118    $2,365     $3,881     $   -       $6,364

 Fourth Quarter 2002:
Riviera Las Vegas     $(1,553)   $3,004      $(52)   $1,503    $ -      $ 3,221       $(316)     $4,408
Riviera Black Hawk       (128)      -      (2,067)    1,939      -        1,140         316       3,395
Corporate              (2,224)    3,004)   (4,724)    (504)      -          -            -         (504)
                       -------    ------   -------    -----     ----       ----         ----      -----
                      $(3,905)    $ -     $(6,843)   $2,938   $  -       $4,361       $  -       $7,299

 Twelve Months Ended December 31, 2003:
Riviera Las Vegas      $7,725    $4,480     $(168)  $12,373    $ -      $11,706     $(1,401)   $22,678
Riviera Black Hawk       (792)      -      (2,394)    1,602      -        4,505       1,401      7,508
Corporate             (21,386)   (4,480)  (24,791)   (1,075)    2,365       -            -       1,290
                      --------   -------  --------   -------    ------     ----        ----      -----
                     $(14,453)   $  -    $(27,353)  $12,900    $2,365   $16,211      $   -      $31,476

 Twelve Months Ended December 31, 2002:
Riviera Las Vegas      $9,353    $3,004      $122   $12,235   $  -    $  13,146    $ (1,430)   $23,951
Riviera Black Hawk      1,205       -      (6,145)    7,350      -        4,620       1,430     13,400
Corporate             (35,280)   (3,004)  (34,522)   (3,762)     -          -           -       (3,762)
                      --------   -------  --------   -------    ----       ----        ----     -------
                     $(24,722)      -    $(40,545)  $15,823      -      $17,766     $   -      $33,589

                Balance Sheet Summary
                     ($ in 000's)              Dec 31,      Dec 31,
                                                2003          2002
                                             -----------------------
  Cash and short term investments               $19,344     $20,220
  Total current assets                           27,361      30,022
  Property and equipment, net                   180,293     188,233
  Total assets                                  222,538     235,896
  Total current liabilities                      29,788      28,409
  Long-term debt, net of current portion        215,875     216,694
  Total shareholders' (deficiency) equity      (30,037)    (15,672)



RIVIERA HOLDINGS CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                       Three Months Ended   Twelve Months  Ended
                                          December 31           December 31
($ In 000's except per share data)    2003          2002     2003         2002
                                  ------------- ----------- ------------ -------
Revenues:
  Casino                               $ 25,053    $ 24,390  $105,736  $ 106,122
  Rooms                                  10,818       9,937    44,312     42,343
  Food and beverage                       7,475       7,534    32,584     32,367
  Entertainment                           4,790       4,640    18,641     17,918
  Other                                   1,838       1,664     7,872      7,945
                                     ----------- ----------- --------- ---------
       Total                             49,974      48,165   209,145    206,695
                                     ----------- ----------- --------- ---------
   Less promotional allowances            4,607       4,487    18,986     18,403
                                     ----------- ----------- --------- ---------
            Net revenues                 45,367      43,678   190,159    188,292
                                     ----------- ----------- --------- ---------
COSTS AND EXPENSES:
  Direct costs and expenses
  of operating departments:
    Casino                               13,881      14,126    56,273     58,061
    Rooms                                 5,983       5,651    24,704     23,127
    Food and beverage                     5,327       5,009    22,220     21,207
    Entertainment                         3,103       3,370    12,160     12,324
    Other                                   656         642     2,761      2,771
  Other operating expenses:
    General and administrative           10,053       7,581    40,565     37,213
    Development and Project Costs         2,365           0     2,365          0
    Depreciation and amortization         3,881       4,361    16,211     17,766
                                     ----------- ----------- --------- ---------
            Total costs and expenses     45,249      40,740   177,259    172,469
                                     ----------- ----------- --------- ---------
INCOME FROM OPERATIONS                      118       2,938    12,900     15,823
                                     ----------- ----------- --------- ---------
OTHER INCOME (EXPENSE):
  Interest expense                      (6,832)     (6,867)  (27,380)   (26,842)
   Interest expense-net
   due to defeasance                         0           0         0     (2,692)
   Loss on extinguishment
   of debt                                    0           0        0    (11,211)
  Interest income                             9          24       27        200
                                     ----------- ----------- --------- ---------
            Total other income (expense) (6,823)     (6,843) (27,353)   (40,545)
                                     ----------- ----------- --------- ---------
NET INCOME (LOSS)                    $   (6,705)   $ (3,905)$(14,453) $ (24,722)
                                    ============= ========== ========= =========

EARNINGS PER SHARE DATA:
Weighted average common & common
equivalent shares                         3,478       3,456    3,474    3,448
                                   -------------  -------------------- ---------
Diluted earnings (loss) per share        $(1.93)     $(1.13)  $(4.16)   $(7.17)
                                   =============  ==================== =========

                                                               ###